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                                                                   EXHIBIT 10.13


                                AMENDMENT TO THE
                          REGIONS FINANCIAL CORPORATION
                    DIRECTORS' DEFERRED STOCK INVESTMENT PLAN


         This amendment to the Regions Financial Corporation Directors' Deferred Stock Investment Plan (the "Plan") is made and executed effective as of January 1, 2005 (the "Effective Date"). The purpose of this amendment is to comply with
Section 409A of the Internal Revenue Code of 1986, as amended ("Code"), with respect to amounts deferred on or after the Effective Date, and the Plan shall be so interpreted.

         The Plan is hereby amended as follows.

                                       1.

         Article I, Section (C) is hereby amended by adding the following to the end thereof.

         "Notwithstanding the above, with respect to amounts deferred and Company contributions after December 31, 2004, the term 'Change of Control' shall be limited to those events described above that also qualify as a 'change in control event' in U.S. Treasury regulations issued pursuant to Section 409A of the Code, as such regulations may be amended or superseded from time to time."

                                       2.

         Article II is hereby amended by deleting the first paragraph thereof and replacing it with the following.

         "Any person who is a Director and who is not an employee of any Company is eligible to participate in the Plan. Such person's participation in the Plan shall commence on the first day of the calendar year next following the date on which he has submitted an Authorization for Participation to the Secretary of the Board and the Trustee. Notwithstanding the above, in the first year in which a Director is eligible to participate in the Plan, the Director may submit an Authorization for Participation within 30 days of the date that he first becomes eligible to participate, and in that case the Director may specify that his participation shall commence on the first day of the calendar quarter following the submission of such Authorization, even if such participation date is not the first day of a calendar year."

                                       3.

         Article XII is hereby amended to read as follows.

         "Article XII - WITHDRAWAL FROM PLAN - A Participant may stop deferring Directors Fees to the Plan by giving written notice of withdrawal to the Secretary of the Board and to the Trustee. Such withdrawal will be effective on the first day of the calendar year



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following the date such notice is actually given to the Secretary. Such withdrawal will not affect the date of payment of any amount deferred or any Company contribution made prior to the effective date of such withdrawal. A Participant who has withdrawn may re-enter the Plan by submitting a revised Authorization for Participation to the Secretary in accordance with Article II of the Plan, provided such revised Authorization for Participation shall be effective as of the first day of the calendar year following the date the revised Authorization for Participation is actually delivered to the Secretary."

                                       4.

         Article XIV is hereby amended to read as follows.

         "Article XIV - TIME OF PAYMENT - The payment of benefits deferred under the Plan will commence on the latest of:

                  (A) thirty (30) days after the close of the Plan Year in which the Participant attains age 65, or

                  (B) thirty (30) days after the close of the Plan Year in which the Participant ceases service as a director of Regions, or

                  (C) solely with respect to a Participant who is a 'specified employee' and with respect to Participant deferrals and Company contributions (and earnings attributable thereto) made on or after January 1, 2005, six months after the date of the Participant's separation from service with the Company, as determined in accordance with applicable Treasury regulations pursuant to Section 409A of the Code. For this purpose, 'specified employee' shall mean a specified employee as defined in Treasury regulations pursuant to Section 409A of the Code, with an identification date of December 31. Such designation shall be applicable for the period of April 1 though March 31 beginning after the identification date."

                                       5.

         Article XIX is hereby amended to read as follows.

         "Article XIX - CHANGE OF CONTROL - Upon a Change of Control, the Common Stock attributable to a Participant's Deferred Stock Account, any amounts attributable to the Participant's Deferred Account, and any amounts attributable to the Participant's Fractional Share Account shall be immediately distributed to the Participant or to his beneficiary. Notwithstanding the above, in the case of a specified employee (as defined in Article XIV) such amounts shall not be distributed prior to the date that is six months after the date of the Participant's separation from service with the Company."


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                                       6.

         Article XX is hereby amended to read as follows.

"Article XX - AMENDMENT, TERMINATION AND SUSPENSION OF THE PLAN

         Regions reserves the right, by action of the Board, to amend the Plan at any time; provided (i) that no amendment shall affect or diminish any Participant's right to the deferrals made by such Participant or contributions by the Company prior to the date of such amendment, and (ii) that no amendment shall affect a Participant's deferral election at any time before January 1 of the calendar year following the year in which such amendment is adopted.

         Regions reserves the right, by action of the Board, to terminate the Plan as of any December 31 on or after the date of such Board action. In the event of such termination, there will be no further Participant deferrals and no further Company contributions to the Plan. Upon termination of the Plan, the Board may further specify that accounts under the Plan shall be paid to the Participants, provided that: (i) no such payment is made before the earlier of the date that is 12 months after the date of Plan termination or the date the payment would otherwise have been made; (ii) no such payment is made later than the date that is 24 months after the date of Plan termination; and (iii) all other requirements of Treasury Regulation Section 1.409A-3(h)(2)(viii)(C) (as it may be amended, or such other regulation or ruling that replaces such section) are met.

         Regions reserves the right to suspend all Company contributions to the Plan for such period as the Board determines that the financial condition of Regions warrants such suspension."

                                       7.

         Article XXI is hereby amended to read as follows.

"Article XXI - EFFECT OF ILLEGALITY OF PURCHASES OF COMMON STOCK OF REGIONS

         In the event it is determined by the Board, after obtaining the advice of legal counsel, that purchases of the Common Stock of Regions by the Trust would be prohibited under any federal or state law, then the Committee shall direct that Participant deferrals, Company contributions, dividends and any other sources of funds shall be invested as necessary in such other investments as the Committee determines to be most appropriate under the circumstances, and the accounts of the Participants will be credited with investment earnings in accordance with such investments (and amounts so invested shall not be credited with the returns applicable to amounts invested in Regions common stock). At such time as the Board determines that purchases of Common Stock of Regions may again be made legally, such alternate investments shall be liquidated and the proceeds used to purchase Common Stock, and the accounts of the affected Participants shall be credited with appropriate returns thereafter."



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         IN WITNESS WHEREOF, the Compensation Committee of the Board of
Directors has adopted this Amendment at a meeting held on November 15, 2005.

                                        REGIONS FINANCIAL CORPORATION




                                        Signature:  /s/ Harry Dinken
                                                   -------------------------


                                        Name:  Harry Dinken
                                              ------------------------------


                                        Title: EVP, Director Corp. HR
                                              ------------------------------


                                        Date: November 15, 2005
                                             -------------------------------





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